Exhibit 99.1

Texas Pacific Land Trust Provides Update on
Corporate Reorganization

Initial Draft Registration Statement Submitted to the SEC for Review

New Corporation to Be Named “Texas Pacific Land Corporation”

All Directors Selected for a Nine-Member Board

DALLAS (June 15, 2020) – The Trustees of Texas Pacific Land Trust (NYSE: TPL) (the “Trust”) announced today that, in connection with the Trust’s previously announced plan to reorganize from its current structure to a corporation formed under Delaware law, the new corporation has submitted an initial draft registration statement on Form 10 to the Securities and Exchange Commission (SEC), on a non-public basis, for review by the staff of the SEC.

The new corporation is to be named Texas Pacific Land Corporation.

The Trust continues to make progress toward effecting the corporate reorganization by the end of the third quarter of 2020 but recognizes that unforeseen impacts of COVID-19 could extend this timeframe despite the Trust’s efforts. Barring any such disruptions, further information regarding the corporate reorganization, including details about the transaction and management of the new corporation, will be included in the registration statement when it is publicly filed with the SEC.

The Trustees also announced today the selection of all members of the new corporation’s nine-member board of directors. Immediately following the effectiveness of the corporate reorganization, the board will consist of the following members (in alphabetical order): David E. Barry; General Donald G. Cook, USAF (Ret.); Barbara J. Duganier; Donna E. Epps; Tyler Glover; Dana F. McGinnis; John R. Norris III; Eric L. Oliver; and Murray Stahl.

Mr. Glover, who has been the Chief Executive Officer of the Trust since November 2016, has been selected to serve as Chief Executive Officer as well as a director of the new corporation.

In selecting the board of directors, the Trust considered recommendations and input of the Conversion Exploration Committee that was formed in June 2019 to assist the Trustees and to provide shareholder perspectives in their evaluation of the proposed corporate reorganization. General Cook and Messrs. McGinnis, Oliver and Stahl were members of the Conversion Exploration Committee, as were the Trustees, Messrs. Barry and Norris. Ms. Duganier and Ms. Epps were selected following a thorough search for qualified directors with the assistance of a nationally-recognized director search firm. Both are certified public accountants with public company board and audit committee experience.

In connection with the planned reorganization, the Trust entered into a stockholders’ agreement with Horizon Kinetics LLC, SoftVest, L.P. and Mission Advisors L.P. Details relating to the stockholders’ agreement will be included in a Current Report on Form 8-K to be filed by the Trust with the SEC.

Further information about the board of directors and management of the new corporation, including details about their qualifications and experience, will be included in an information statement, which will be part of the registration statement, to be made available to the Trust’s sub-share certificate holders.

Sidley Austin LLP is acting as legal advisor to the Trust.

Additional Information about the Directors

David E. Barry has served as a Trustee of the Trust since 2017. Mr. Barry has served as President of Tarka Resources, Inc., which is engaged in oil and gas exploration in Texas, Oklahoma and Louisiana, since 2012. Mr. Barry also serves as President of Sidra Real Estate, Inc., which is engaged in the ownership of commercial real estate interests in Texas, California, Illinois and the District of Columbia. Mr. Barry practiced real estate, employee benefits and compensation law at the law firm of Kelley Drye & Warren LLP from 1969 until 2014.

General Donald G. Cook is a retired Four-Star U.S. Air Force General. He currently serves on the board of Crane Co. (NYSE: CR), where he chairs the nominating and governance committee and is a member of the compensation and the executive committee, and on the board of Cybernance, Inc. General Cook previously served on the boards of USAA Federal Savings Bank, U.S. Security Associates Inc., Burlington and Northern Santa Fe Railroad. In addition to his extensive corporate governance experience, General Cook has been the Chairman of the San Antonio chapter of the National Association of Corporate Directors.

Barbara J. Duganier is a certified public accountant and currently serves on the boards of MRC Global Inc. (NYSE: MRC), where she chairs the audit committee and is a member of the governance committee; Noble Energy, Inc. (Nasdaq: NBL), where she is a member of the audit and governance committees; and West Monroe Partners, where she is the lead independent director and chairs the nominating and governance committee. Ms. Duganier previously served on the boards of the general partner of Buckeye Partners, L.P. and HCC Insurance Holdings. Ms. Duganier held various leadership and management positions during her tenures at Accenture, from 2004 to 2013, including as Global Chief Strategy Officer and as Global Growth and Offering Development Lead of the outsourcing business, and Arthur Andersen LLP, from 1979 to 2002, including as Global Chief Financial Officer of Andersen Worldwide.

Donna E. Epps is a certified public accountant and was with Deloitte LLP for over 31 years. Throughout her career, Ms. Epps provided attest services as well as financial advisory services in governance, risk and compliance matters to private and public companies across multiple industries. Ms. Epps currently serves on the board of Saia, Inc. (Nasdaq: SAIA), where she is a member of the audit and nominating and governance committees.

Dana F. McGinnis is the Founder and Chief Investment Officer of Mission Advisors. Mr. McGinnis has owned and operated Mission Advisors, which manages pure energy investments as well as several institutional and high net-worth accounts, since 1990. Mr. McGinnis formerly managed San Antonio Capital Management and launched a suite of global macroeconomic hedge funds.

John R. Norris III has served as a Trustee of the Trust since 2000. Mr. Norris has been a member of the law firm Norris & Weber, PLLC (including its predecessor firm) in Dallas, Texas, since 1979. He has been certified as a legal specialist in estate planning and probate law by the Texas Board of Legal Specialization since 1989.

Eric. L Oliver is the President of SoftVest Advisors, LLC, a registered investment adviser that acts as an investment manager for private fund clients. Mr. Oliver additionally serves as the President of HeartsBluff Music Partners, LLC and Carrizo Springs Music Partners, LLC, both of which are registered investment advisers pursuant to an umbrella registration filed by SoftVest Advisors, LLC.

Murray Stahl is the Chief Executive Officer, Chairman of the Board and co-founder of Horizon Kinetics LLC and serves as Chief Investment Officer of Horizon Kinetics Asset Management LLC, a wholly owned subsidiary of Horizon Kinetics LLC. Mr. Stahl has over 30 years of investing experience and is responsible for overseeing Horizon Kinetics LLC’s proprietary research and chairs the firm’s Investment Committee, which is responsible for portfolio management decisions across the entire firm.

Tyler Glover has served as Chief Executive Officer, Co-General Agent and Secretary of the Trust since November 2016 and also currently serves as President and Chief Executive Officer of Texas Pacific Water Resources LLC, a wholly owned subsidiary of the Trust, since its formation in June 2017. Mr. Glover previously served as Assistant General Agent of the Trust from December 2014 to November 2016 and has over 10 years of energy services and land management experience.

About Texas Pacific Land Trust

Texas Pacific Land Trust is one of the largest landowners in the State of Texas with approximately 900,000 acres of land in West Texas. The Trust was organized under a Declaration of Trust to receive and hold title to extensive tracts of land in the State of Texas, previously the property of the Texas and Pacific Railway Company, and to issue transferable Certificates of Proprietary Interest pro rata to the holders of certain debt securities of the Texas and Pacific Railway Company. Texas Pacific Land Trust’s Trustees are empowered under the Declaration of Trust to manage the lands with all the powers of an absolute owner.

Visit the Trust at www.tpltrust.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the Trust’s beliefs, as well as assumptions made by, and information currently available to, the Trust, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the corporate reorganization and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although the Trust believes that plans, intentions and expectations, including those regarding the corporate reorganization, reflected in or suggested by any forward-looking statements made herein are reasonable, the Trust may be unable to achieve such plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this news release due a number of factors including, but not limited to: a determination of the Trustees of the Trust not to provide final approval of all actions and transactions necessary to effect the corporate reorganization; a determination that the corporate reorganization will not be tax-free to the Trust and holders of the Trust’s sub-share certificates; the SEC declining to declare effectiveness of filings necessary to effect the corporate reorganization; the NYSE declining to approve the listing of common stock of the new corporation on the NYSE; the occurrence of any event, change or other circumstances that could give rise to the abandonment of the corporate reorganization; changes in the expected timing and likelihood of completion of the corporate reorganization; uncertainties as to the timing of the corporate reorganization; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the corporate reorganization; the potential impacts of COVID-19 on the global and U.S. economies as well as on the Trust’s financial condition and business operations; estimates regarding the markets for real estate in the areas in which the unexpected costs, charges or expenses resulting from the corporate reorganization; risks related to disruption of management time from ongoing business operations due to the corporate reorganization; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. Except as required by law, the Trust undertakes no obligation to publicly update or revise any such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or referred to herein, see the Trust’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

Contacts

(214) 969-5530
Chris Steddum
Vice President, Finance and Investor Relations

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